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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-70314 of Premcor Inc. or our report dated February 13, 2001, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 13, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE


St. Louis, Missouri
November 19, 2001